OAKWOOD MORTGAGE INVESTORS, INC. 1996-C               REPORT DATE:  June 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH: May-97
                                                                     Page 1 of 6




                                                    Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------------------------

Beginning                                                                         Ending            Scheduled
Principal             Scheduled       Prepaid       Liquidated   Contracts        Principal         Gross           Servicing
Balance               Principal       Principal     Principal    Repurchased      Balance           Interest           Fee
--------------------------------------------------------------------------------------------------------------------------------
257,075,118.00      (438,541.87)     (842,591.88) (534,446.89)       0.00       255,259,537.36    2,299,437.56      214,229.27
================================================================================================================================




Scheduled                                                      Amount
Pass Thru              Liquidation          Reserve            Available for
Interest               Proceeds             Fund Draw          Distribution
--------------------------------------------------------------------------------
2,085,208.29          414,307.74                0.00           3,994,879.05
================================================================================




                                             Reserve Fund as of Cutoff Date
-----------------------------------------------------------------------------
  Beginning                             Investment      Balance Before      Reserve     Reserve       Balance After
   Balance      Deposits    Distrib.     Interest    Current Distribution   Fund Draw   Fund Deposit  Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------
 1,359,352.12    0.00      -5,396.12    5,548.42         1,359,504.42          0.00        0.00          1,359,504.42       5,548.42
====================================================================================================================================


       Reserve Fund Required Balance
-------------------------------------------
Before Current            After Current
Distribution              Distribution
-------------------------------------------
 1,353,956.00              1,353,956.00
===========================================




Class A-6 Liquidity Account
  Beginning                                Investment    Balance Before      Reserve     Reserve       Balance After
   Balance       Deposits     Distrib.     Interest    Current Distribution Fund Draw   Fund Deposit  Current Distribution Excess
------------------------------------------------------------------------------------------------------------------------------------

    454,972.95     0.00     -1,806.07     1,857.04         455,023.92            0.00        0.00         455,023.92       1,857.04
====================================================================================================================================

       Reserve Fund Required Balance
----------------------------------------------------
Before Current            After Current
Distribution              Distribution
----------------------------------------------------
  453,166.88                453,166.88
====================================================




Class B Liquidity Account
Beginning                           Investment       Balance Before     Reserve      Reserve         Balance After
 Balance     Deposits   Distrib.     Interest     Current Distribution  Fund Draw    Fund Deposit    Current Distribution    Excess
------------------------------------------------------------------------------------------------------------------------------------
 798,752.51   0.00     -3,170.75    3,260.23            798,841.99         0.00        0.00              798,841.99         3,260.23
====================================================================================================================================


      Reserve Fund Required Balance
---------------------------------------------
Before Current            After Current
Distribution              Distribution
---------------------------------------------

 795,581.76                795,581.76
=============================================



                                                      Certificate Account
------------------------------------------------------------------------------------------------------------------------------------

 Beginning                         Deposits                                                 Investment           Ending
  Balance            Principal                 Interest               Distributions          Interest            Balance
------------------------------------------------------------------------------------------------------------------------------------
 847,900.89        1,807,406.22              2,269,017.47             3,806,348.61            3,006.54         1,120,982.51
====================================================================================================================================



                                    P&I Advances at Distribution Date
-------------------------------------------------------------------------------------------------------

   Beginning                      Recovered                   Current                  Ending
    Balance                       Advances                   Advances                 Balance
-------------------------------------------------------------------------------------------------------
  1,369,295.67                  1,316,063.13            1,556,076.81             1,609,309.35
=======================================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C               REPORT DATE:  June 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH: May-97                                              Page 2 of 6



Class B Crossover Test                                                                                             Test Met?
-----------------------------------------------------------------------------------------                          -----------------
(a) Remittance date on or after May 2001                                                                                    N

(b) Average 60 day Delinquency rate <=                       5%                                                             Y

(c) Average 30 day Delinquency rate <=                       7%                                                             Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                      Nov. 1996 - Nov. 1997                  4%                                                             Y
                      April 2001 - Nov. 2002                 7%                                                             N
                      Dec. 2002 - April 2003                 8%                                                             N
                      May 2003 -                             9%                                                             N


(e) Current realized loss ratio <=                           2.75%                                                          Y

(f) Are class B principal balances plus Accelerated
     Principal Distributions > =                             24.501%
     of stated scheduled pool balance

                      Beginning B-1 balance                                                             25,726,000.00
                      Beginning B-2 balance                                                             12,186,224.00
                                                                                            --------------------------

                                                                                                        37,912,224.00
                      Divided by beginning pool
                      balance                                                                          257,075,118.00
                                                                                            --------------------------
                                                                                                                14.748%     N
                                                                                            ==========================






Average 60 day delinquency ratio:

                                              Over 60s                  Pool Balance         %
                              --------------------------------------------------------------------------

Current Mo                                   5,974,832.58                 255,259,537.36    2.34%
1st Preceding Mo                             5,541,047.43                 257,075,118.00    2.16%
2nd Preceding Mo                             4,301,822.63                 258,564,254.49    1.66%
                                                                           Divided by         3
                                                                                      ------------------
                                                                                            2.05%
                                                                                      ==================

Average 30 day delinquency ratio:


                                              Over 30s                  Pool Balance          %
                              --------------------------------------------------------------------------

Current Mo                                   9,806,833.01                 255,259,537.36    3.84%
1st Preceding Mo                             8,802,438.53                 257,075,118.00    3.42%
2nd Preceding Mo                             7,784,842.71                 258,564,254.49    3.01%
                                                                           Divided by         3
                                                                                      ------------------
                                                                                            3.43%
                                                                                      ==================

Cumulative loss ratio:

                                     Cumulative losses                        381,101.43
                                                                      --------------------
Divided by Initial Certificate Principal                                  270,791,224.00   0.141%
                                                                                      ==================



Current realized loss ratio:
                                             Liquidation                      Pool
                                              Losses                        Balance
                              --------------------------------------------------------

Current Mo                                     120,139.15                 255,259,537.36
1st Preceding Mo                                76,104.29                 257,075,118.00
2nd Preceding Mo                               121,100.79                 258,564,254.49
                                                                                           0.495%
                                                                                       ==================



OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  June 6, 1997
REMITTANCE REPORT                                     POOL REPORT # 8
REPORTING MONTH: May-97

                                                                     Page 3 of 6





                                                                   Delinquency Analysis

                                               31 to 59 days         60 to 89 days             90 days and Over        Total Delinq.
                No. of    Principal                 Principal           Principal                 Principal              Principal
                Loans     Balance            #       Balance      #      Balance            #      Balance          #     Balance
                ------------------------------------------------------------------------------------------------------------------
Excluding Repos   7,771    252,331,303.61   116   3,790,427.94   35    1,092,388.32       51     1,995,783.00     202   6,878,599.26

          Repos      84      2,928,233.75     2      41,572.49   11      337,623.12       71     2,549,038.14      84   2,928,233.75
                ------------------------------------------------------------------------------------------------------------------

          Total   7,855    255,259,537.36   118   3,832,000.43   46    1,430,011.44      122     4,544,821.14     286   9,806,833.01
                ====================================================================================================================

                                                                                                                 3.6%        3.84%
                                                                                            ========================================







                                                     Repossession Analysis
   Active Repos                                 Reversal          Current Month
   Outstanding                                (Redemption)           Repos                           Cumulative Repos
                  Principal                             Principal                  Principal                          Principal
         #         Balance              #               Balance         #          Balance                 #          Balance
---------------------------------------------------------------------------------------------------------------------------------
          84       2,928,233.75        -1               (57,275.51)     26          893,416.42           145         4,453,168.34




OAKWOOD MORTGAGE INVESTORS, INC. 1996-C               REPORT DATE:  June 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                             POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH: May-97                                              Page 4 of 6

REPOSSESSION LIQUIDATION REPORT





                                      Liquidated                                                                    Net
 Account              Customer        Principal        Sales          Insur.        Total       Repossession    Liquidation
  Number                Name           Balance        Proceeds       Refunds       Proceeds       Expenses        Proceeds
----------------------------------------------------------------------------------------------------------------------------
093783-9           Lock, A          26,831.68         21,900.00     2,431.44       24,331.44        657.00       23,674.44
100645-1           Martinez, J      42,090.46         35,900.00     1,299.44       37,199.44      2,277.00       34,922.44
101467-9           Barreras, L      36,646.89         33,900.00     3,271.65       37,171.65      5,397.70       31,773.95
099088-7           Kinser, K        17,803.16         16,200.00         0.00       16,200.00      3,303.65       12,896.35
099203-2           Dillard, T       27,463.05         23,700.00       281.75       23,981.75      4,178.55       19,803.20
098050-8           Wilson, W        11,923.75          9,800.00       222.45       10,022.45        317.98        9,704.47
097326-3           Absher, E        26,781.29         25,500.00       859.23       26,359.23      3,617.13       22,742.10
095339-8           Goscinski, D     29,627.44         27,300.00     1,168.36       28,468.36      3,309.00       25,159.36
097400-6           Varnadore, A     23,041.90         23,400.00       182.45       23,582.45      3,117.00       20,465.45
096791-9           Williams, D      17,152.31         16,700.00       668.44       17,368.44      1,169.00       16,199.44
100766-5           Powell, L        19,322.50         19,900.00       190.17       20,090.17      1,533.14       18,557.03
097166-3           Kite, M          24,734.21         22,900.00     1,051.71       23,951.71      2,262.00       21,689.71
100159-3           Walker, C        31,348.36         28,900.00       818.64       29,718.64      2,822.23       26,896.41
094100-5           Torain, A         8,914.90          5,840.00       495.44        6,335.44          0.00        6,335.44
096671-3           Largent, G       26,780.16         25,900.00         0.00       25,900.00      2,590.00       23,310.00
096736-4           Blackwell, R      9,713.44          4,140.00       746.50        4,886.50      1,486.46        3,400.04
097958-3           Easterly, A      30,200.60         26,000.00       178.08       26,178.08      1,350.00       24,828.08
097868-4           Effler, W        24,443.47         22,900.00     1,524.43       24,424.43      3,617.00       20,807.43
098443-5           Johnson, K       27,400.10         26,100.00       129.22       26,229.22      1,341.53       24,887.69
100463-9           Rainbolt, K      42,358.11         39,180.00     2,110.33       41,290.33      2,062.31       39,228.02
098697-6           Robertson, J     29,869.11         25,900.00     1,660.09       27,560.09      1,979.70       25,580.39
                                  -------------------------------------------------------------------------------------------
                                   534,446.89        481,960.00    19,289.82      501,249.82     48,388.38      452,861.44
                                  ===========================================================================================







                                                                    Net                   Current
 Account             Unrecov.        FHA Insurance                Pass Thru               Period Net            Cumulative
  Number             Advances           Coverage                  Proceeds               Gain/(Loss)           Gain/(Loss)
----------------------------------------------------------------------------------------------------------------------------
093783-9             2,289.70               0.00                 21,384.74              (5,446.94)
100645-1             3,271.59               0.00                 31,650.85             (10,439.61)
101467-9             2,285.49               0.00                 29,488.46              (7,158.43)
099088-7             1,621.27               0.00                 11,275.08              (6,528.08)
099203-2             2,170.68               0.00                 17,632.52              (9,830.53)
098050-8               708.66               0.00                  8,995.81              (2,927.94)
097326-3             2,118.45               0.00                 20,623.65              (6,157.64)
095339-8             1,339.36               0.00                 23,820.00              (5,807.44)
097400-6             1,056.52               0.00                 19,408.93              (3,632.97)
096791-9             1,238.30               0.00                 14,961.14              (2,191.17)
100766-5             1,668.66               0.00                 16,888.37              (2,434.13)
097166-3             1,532.30               0.00                 20,157.41              (4,576.80)
100159-3             2,320.50               0.00                 24,575.91              (6,772.45)
094100-5               909.52               0.00                  5,425.92              (3,488.98)
096671-3             1,209.20               0.00                 22,100.80              (4,679.36)
096736-4             1,545.25               0.00                  1,854.79              (7,858.65)
097958-3             2,313.64               0.00                 22,514.44              (7,686.16)
097868-4             2,258.34               0.00                 18,549.09              (5,894.38)
098443-5             2,200.14               0.00                 22,687.55              (4,712.55)
100463-9             3,082.73               0.00                 36,145.29              (6,212.82)
098697-6             1,413.40               0.00                 24,166.99              (5,702.12)
            ------------------------------------------------------------------------------------------------------------
                    38,553.70               0.00                414,307.74            (120,139.15)         (381,101.43)
            ============================================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  June 6, 1997
REMITTANCE REPORT                                                POOL REPORT # 8
REPORTING MONTH: May-97
                                                                     Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                               Original        Beginning        Current                        Ending                 Principal Paid
         Cert.                Certificate     Certificate      Principal     Writedown        Certificate   Pool        Per $1,000
         Class                  Balances        Balances         Payable       Amounts          Balances    Factor     Denomination
-----------------------------------------------------------------------------------------------------------------------------------
A-1                           50,300,000.00    36,583,894.28  (1,815,580.64)      0.00      34,768,313.64   69.12190%    36.10
A-1 Outstanding Writedown              0.00             0.00           0.00       0.00               0.00    0.00         0.00

A-2                           46,970,000.00    46,970,000.00           0.00       0.00      46,970,000.00  100.00000%     0.00
A-2 Outstanding Writedown              0.00             0.00           0.00       0.00               0.00    0.00         0.00

A-3                           35,400,000.00    35,400,000.00           0.00       0.00      35,400,000.00  100.00000%     0.00
A-3 Outstanding Writedown              0.00             0.00           0.00       0.00               0.00    0.00         0.00

A-4                           20,900,000.00    20,900,000.00           0.00       0.00      20,900,000.00  100.00000%     0.00
A-4 Outstanding Writedown              0.00             0.00           0.00       0.00               0.00    0.00         0.00

A-5                           55,614,000.00    55,614,000.00           0.00       0.00      55,614,000.00  100.00000%     0.00
A-5 Outstanding Writedown              0.00             0.00           0.00       0.00               0.00    0.00         0.00

A-6                           23,695,000.00    23,695,000.00           0.00       0.00      23,695,000.00  100.00000%     0.00
A-6 Outstanding Writedown              0.00             0.00           0.00       0.00               0.00    0.00         0.00

B-1                           25,726,000.00    25,726,000.00           0.00       0.00      25,726,000.00  100.00000%     0.00
B-1 Outstanding Writedown              0.00             0.00           0.00       0.00               0.00    0.00         0.00

B-2                           12,186,224.00    12,186,224.00           0.00       0.00      12,186,224.00  100.00000%     0.00
B-2 Outstanding Writedown              0.00             0.00           0.00       0.00               0.00    0.00         0.00




                           ------------------------------------------------------------------------------

                             270,791,224.00   257,075,118.28  (1,815,580.64)      0.00     255,259,537.64
                           ==============================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  June 6, 1997
REMITTANCE REPORT                                     POOL REPORT # 8
REPORTING MONTH:                          May-97
                                                      Page 6 of 6

CERTIFICATE INTEREST ANALYSIS



                Certificate             Remittance         Beginning        Current                        Total         Interest
                   Class                   Rate             Balance         Accrual                        Paid          Shortfall
                                   -------------------------------------------------------------------------------------------------
A-1                                       5.79750%           0.00         182,637.47                      182,637.47          0.00
A-1  Carryover Interest                   0.00               0.00               0.00                            0.00          0.00
A-1  Writedown Interest                   0.00               0.00               0.00                            0.00          0.00

A-2                                       6.45000%           0.00         252,463.75                      252,463.75          0.00
A-2  Carryover Interest                   0.00               0.00               0.00                            0.00          0.00
A-2  Writedown Interest                   0.00               0.00               0.00                            0.00          0.00

A-3                                       6.75000%           0.00         199,125.00                      199,125.00          0.00
A-3  Carryover Interest                   0.00               0.00               0.00                            0.00          0.00
A-3  Writedown Interest                   0.00               0.00               0.00                            0.00          0.00

A-4                                       7.00000%           0.00         121,916.67                      121,916.67          0.00
A-4  Carryover Interest                   0.00               0.00               0.00                            0.00          0.00
A-4  Writedown Interest                   0.00               0.00               0.00                            0.00          0.00

A-5                                       7.35000%           0.00         340,635.75                      340,635.75          0.00
A-5  Carryover Interest                   0.00               0.00               0.00                            0.00          0.00
A-5  Writedown Interest                   0.00               0.00               0.00                            0.00          0.00

A-6                                       7.65000%           0.00         151,055.63                      151,055.63          0.00
A-6  Carryover Interest                   0.00               0.00               0.00                            0.00          0.00
A-6  Writedown Interest                   0.00               0.00               0.00                            0.00          0.00

B-1                                       7.96000%           0.00         170,649.13                      170,649.13          0.00
B-1  Carryover Interest                   0.00               0.00               0.00                            0.00          0.00
B-1  Writedown Interest                   0.00               0.00               0.00                            0.00          0.00

B-2                                       9.31000%           0.00          94,544.79                       94,544.79          0.00
B-2  Carryover Interest                   0.00               0.00               0.00                            0.00          0.00
B-2  Writedown Interest                   0.00               0.00               0.00                            0.00          0.00

X                                                      260,962.28         572,180.10                      452,040.95    120,139.15

R                                         -                  0.00               0.00                            0.00          0.00

Service Fee                                                  0.00         214,229.27                      214,229.27          0.00
                                            ----------------------------------------------------------------------------------------

                                                       260,962.28       2,299,437.56                    2,179,298.41    120,139.15

      Class B Liquidity Account                                                                                 0.00
                                                                                                ======================
                                                                                                        2,179,298.41


                Certificate           Ending      Per $1,000           Cert.       TOTAL
                   Class             Balance     Denomination          Class   DISTRIBUTION
                                -------------------------------------------------------------
A-1                                   0.00            4.99            A-1        1,998,218.11
A-1  Carryover Interest               0.00            0.00
A-1  Writedown Interest               0.00            0.00

A-2                                   0.00            5.38            A-2          252,463.75
A-2  Carryover Interest               0.00            0.00
A-2  Writedown Interest               0.00            0.00

A-3                                   0.00            5.63            A-3          199,125.00
A-3  Carryover Interest               0.00            0.00
A-3  Writedown Interest               0.00            0.00

A-4                                   0.00            5.83            A-4          121,916.67
A-4  Carryover Interest               0.00            0.00
A-4  Writedown Interest               0.00            0.00

A-5                                   0.00            6.13            A-5          340,635.75
A-5  Carryover Interest               0.00            0.00
A-5  Writedown Interest               0.00            0.00

A-6                                   0.00            6.38            A-6          151,055.63
A-6  Carryover Interest               0.00            0.00
A-6  Writedown Interest               0.00            0.00

B-1                                   0.00            6.63            B-1          170,649.13
B-1  Carryover Interest               0.00            0.00
B-1  Writedown Interest               0.00            0.00

B-2                                   0.00            7.76            B-2           94,544.79
B-2  Carryover Interest               0.00            0.00
B-2  Writedown Interest               0.00            0.00

X                               381,101.43                             X           452,040.95

R                                     0.00                             R                 0.00

Service Fee                           0.00                                         214,229.27
                                --------                                        -------------

                                381,101.43                                       3,994,879.05

Class B Liquidity Account                                                                0.00
                                                                                ================
                                                                                 3,994,879.05
                                                                                ================
